SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by Registrant                              |X|
Filed by Party other than the Registrant         |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only (as permitted by
     Rule 14-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-12

--------------------------------------------------------------------------------
                           THE A CONSULTING TEAM, INC.
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
5)   Total fee paid:
--------------------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials
--------------------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing by registration for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
--------------------------------------------------------------------------------

1)   Amount Previously Paid:
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2)   Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
3)   Filing Party:
--------------------------------------------------------------------------------
4)   Date Filed:
--------------------------------------------------------------------------------

                           THE A CONSULTING TEAM, INC.
                              200 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10003

                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 23, 2002

                                  ------------

To the Holders of the Common Stock of THE A CONSULTING TEAM, INC.

     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of The A Consulting Team, Inc. (the "Company") will be held at 10:00 a.m. (local time), on May 23, 2002, at the Company's principal office at 200 Park Avenue South, Suite 1511, New York, New York 10003 for the following purposes:

     1. To elect the Board of Directors of the Company to serve until the annual meeting of shareholders in 2003 and until their respective successors are duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 2002 and;

     3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     Only holders of the Common Stock at the close of business on April 17, 2002 will be entitled to notice of and to vote at this meeting and any adjournment or postponement thereof.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card promptly. This will insure that your shares are voted in accordance with your wishes. Your cooperation is appreciated since a majority of the outstanding shares entitled to vote must be represented, either in person or by proxy, to constitute a quorum for the purposes of conducting business at the meeting.

                                        By Order of the Board of Directors,


                                        By: /s/ LORI L. STANLEY
                                            -------------------
                                                Lori L. Stanley
                                                Secretary
                                                April 22, 2002

                           THE A CONSULTING TEAM, INC.
                              200 Park Avenue South
                            New York, New York 10003

Dear Shareholder:

     You are cordially invited to attend the Company's Annual Meeting on May 23, 2002. The meeting will begin promptly at 10:00 a.m. at the offices of The A Consulting Team, Inc., 200 Park Avenue South, Suite 1511, New York, New York 10003.

     The official Notice of Meeting, proxy statement and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

     The vote of every shareholder is important. Please sign, date and promptly mail your proxy. The Board of Directors and management look forward to greeting those shareholders who are able to attend.

                                        Sincerely,

                                        THE A CONSULTING TEAM, INC.


                                        /s/ SHMUEL BENTOV
                                        ----------------------------------------
                                        Shmuel BenTov

                                        Chairman and Chief Executive Officer

                           THE A CONSULTING TEAM, INC.
                              200 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10003
                                 (212) 979-8228

                                  ------------

                                 PROXY STATEMENT

                                  ------------

                                       for

                         Annual Meeting of Shareholders
                                  May 23, 2002

     This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of The A Consulting Team, Inc., a New York corporation (the "Company"), to be voted at its Annual Meeting of Shareholders which will be held at 10:00 a.m. (local time), on May 23, 2002 at the offices of The A Consulting Team, Inc., 200 Park Avenue South, Suite 1511, New York, New York 10003 and at any postponements or adjournments thereof (the "Annual Meeting").

     At the Annual Meeting, the Company's shareholders will be asked (i) to elect Messrs. Shmuel BenTov, Steven S. Mukamal, Reuven Battat, and Robert E. Duncan as Directors of the Company to serve until the annual meeting of shareholders in 2003 and until their respective successors are duly elected and qualified, (ii) to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002, and (iii) to take such other action as may properly come before the Annual Meeting or any adjournments thereof.

     This proxy statement and the accompanying form of proxy, together with the Company's 2001 Annual Report to Shareholders, are being mailed to shareholders on or about May 1, 2002.

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
GENERAL INFORMATION ....................................................................   1

   Solicitation and Voting of Proxies; Revocation; Record Date .........................   1

ELECTION OF DIRECTORS ..................................................................   1

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS ......................................   2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .........................   4

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES ..................................   5

EXECUTIVE COMPENSATION .................................................................   6

   Summary Compensation Table ..........................................................   6

   Options Grants In the Year Ended December 31, 2001 ..................................   7

   Aggregated Option Exercises In the Year Ended December 31, 2001 and Fiscal Year-End
     Option Values .....................................................................   7

   Director Compensation ...............................................................   7

   Employment Agreements ...............................................................   8

   Compensation Committee Interlocks and Insider Participating .........................   9

   Report of the Executive Compensation Committee of the Board of Directors ............   9

   Performance Graph ...................................................................  10

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON ...............................  10

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .........................................  10

ACCOUNTANTS' ATTENDANCE ................................................................  10

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE ................................  10

SHAREHOLDER PROPOSALS ..................................................................  11

OTHER BUSINESS .........................................................................  11

                               GENERAL INFORMATION

           SOLICITATION AND VOTING OF PROXIES; REVOCATION; RECORD DATE

     Shares represented by each properly executed and returned proxy card will be voted (unless earlier revoked) in accordance with the instructions indicated. If no instructions are indicated on the proxy card, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted "FOR" the election of the nominees for director named below, "FOR" the ratification of the Company's independent auditors, and by the proxies in their discretion on any other matters to come before the Annual Meeting.

     A shareholder may revoke a proxy at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Any written notice revoking the proxy should be sent to the attention of Lori L. Stanley, Secretary, The A Consulting Team, Inc., 77 Brant Avenue, Clark, New Jersey 07066, telephone: (732) 499-8228.

     Proxies may be solicited by mail, and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers and employees of the Company (without special compensation). The expenses for the preparation of proxy materials and the solicitation of proxies for the Annual Meeting will be paid by the Company. The Company has retained Mellon Investor Services to assist in the solicitation. In accordance with the regulations of the Securities and Exchange Commission, the Company will reimburse, upon request, banks, brokers and other institutions, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of the Company's Common Stock. Expenses for the solicitation are estimated to be approximately $4,500, plus other reasonable expenses.

     Only holders of record of the Company's Common Stock, $0.01 par value per share ("Common Stock"), at the close of business on April 17, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of April 17, 2002, there were outstanding 7,116,871 shares of Common Stock. Under the Company's By-Laws, the presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of a majority of the total number of outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business. Each share is entitled to one vote.

     New York's Business Corporation Law and the Company's By-Laws provide that, a quorum being present, nominees for the office of director are to be elected by a plurality of votes cast at the meeting by holders of shares represented either in person or by proxy entitled to vote in the election. Only shares affirmatively voted in favor of a nominee will be counted toward the achievement of a plurality. Votes withheld (including broker non-votes) are counted as present for the purpose of determining a quorum but are not counted as votes cast in determining a plurality.

     With respect to the items described in clause (2) of the Notice of Annual Meeting of Shareholders dated May 1, 2002, New York's Business Corporation Law provides that, a quorum being present, approval is to be determined by a majority of the votes cast at the meeting in favor of or against such action by holders of shares represented either in person or by proxy entitled to vote in the election.

                              ELECTION OF DIRECTORS

                             (Item 1 on Proxy Card)

     Pursuant to the Company's By-Laws, the Board of Directors shall be comprised of not less than three directors, unless all of the outstanding shares are owned beneficially and of record by less than three shareholders. At each Annual Meeting of shareholders, directors shall be elected for the ensuing year.

Nominees Standing for Election

     The following nominees are standing for election to serve as Directors until the Annual Meeting of Shareholders in 2003 and until their respective successors are duly elected and qualified:

     Shmuel BenTov, 47, is the founder of TACT and has been the Chairman of the Board and Chief Executive Officer of the Company since its establishment in 1983. Mr. BenTov received a B.Sc. in Economics and Computer Science in 1979 from the Bar-Ilan University in Israel. From 1979 to 1983, Mr. BenTov was a consultant Database Administrator and then an Account Manager with Spiridellis & Associates. From 1972 to 1979, Mr. BenTov served with the Israeli Defense Forces as a Programmer, Analyst, Project Manager, Database Administrator and Chief Programmer.

     Steven S. Mukamal, 62, has been a director of the Company since August 1997. Mr. Mukamal received a B.A. in 1962 from Michigan State University and a J.D./L.L.B. in 1965 from Brooklyn Law School. Since 1965, he has been a member and senior partner of the law firm Barst & Mukamal LLP. Mr. Mukamal specializes in the areas of immigration and nationality law, consular law and real estate and debt restructuring.

     Reuven Battat, 46, has been a director of the Company since August 1997. Mr. Battat has been the President and Chief Executive Officer of ProcureNet Inc. since January 2000. Mr. Battat was the Senior Vice President and General Manager of Global Marketing for Computer Associates International, Inc. from 1995 through 1999. Mr. Battat was responsible for Computer Associates' worldwide marketing activities and long-term planning of product development in new and emerging markets.

     Robert E. Duncan, 55, is standing for election to the Company's Board of Directors for the first time. Mr. Duncan received a BBA in Finance and Accounting from Iona College in 1970. Since 1991, Mr. Duncan has been the Principal of Duncan Consulting, a management consulting firm. Since 1998 he also has been the chairman of two area groups of The Executive Committee (TEC), an International Organization of Chief Executive Officers. From 1978 to 1991, Mr. Duncan held various management positions including President and Chief Operating Officer of General Bearing Corporation, a manufacturer and distributor of bearings, automotive products and industrial products.

     Proxies are solicited in favor of the Director nominees and it is intended that the proxies will be voted for the nominees unless otherwise specified. Should a nominee become unable to serve for any reason, unless the Board of Directors by resolution provides for a lesser number of directors, the person named in the enclosed proxy will vote for the election of a substitute nominee. The Board of Directors has no reason to believe that the nominees will be unable to serve.

Recommendation

     The Board of Directors recommends that shareholders vote FOR each of the nominees.

                          RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

                             (Item 2 on Proxy Card)

     The Audit Committee has recommended to the Board of Directors of the Company the selection of Ernst & Young LLP ("Ernst & Young") as independent auditors of the Company for the year ending December 31, 2002.

AUDIT FEES. During the fiscal year ended December 31, 2001, the aggregate fees charged by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statement were $167,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATIONS FEES. During the fiscal year ended December 31, 2001, no fees were charged by Ernst & Young LLP for information technology projects.

ALL OTHER FEES. During the fiscal year ended December 31, 2001, the aggregate fees charged by Ernst & Young LLP for professional services other than audit and information technology consulting fees was $43,500.

The Audit Committee has determined that the rendering of the other non-audit services and non-information technology consulting services by Ernst & Young LLP is compatible with maintaining the auditor's independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001, which include the consolidated balance sheets of the Company as of December 31, 2001 and 2000, and the related consolidated statement of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

REVIEW WITH MANAGEMENT. The audit committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS. The audit committee has not yet discussed with Ernst & Young LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statement on Accounting Standards) that includes, among other items, matters related to the conduct of the audit of the Company's financial statements. However, the audit committee has received from Ernst & Young LLP the required written communications, as required by SAS 61 and by Independence Standards Board Standard No. 1. The audit committee is scheduled to meet with Ernst & Young LLP to discuss the matters required to be discussed pursuant to SAS 61 at the next meeting on May 23, 2002.

CONCLUSION. Based on the review and discussions with management referred to above, the audit committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report of Form 10-K for the fiscal year ended December 31, 2001.

                                        AUDIT COMMITTEE:
                                        Joseph Imholz, Chairman
                                        Reuven Battat
                                        Steven Mukamal

     A representative of Ernst & Young will be present at the meeting. The representative will be given the opportunity to make a statement at the meeting and will be available to respond to appropriate questions.

Recommendation

     The Board of Directors recommends that the shareholders RATIFY the selection of Ernst & Young LLP to be the independent auditors of the Company for the year ending December 31, 2002.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 17, 2002, certain information regarding the beneficial ownership of TACT Common Stock by (i) each of the Company's directors, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all directors and officers of the Company as a group and (iv) each person known by the Company to own beneficially more than 5% of the Common Stock. Unless otherwise indicated in the table below, each person or entity named below has an address in care of the Company's principal office. All share amounts are rounded to the nearest whole share.

                                                                              Number of Shares       Percentage of
                                                                                Beneficially         Total Voting
   Name of Shareholder                                                            Owned (1)             Shares
   -------------------                                                            ---------             ------
   Mr. Shmuel BenTov,
      Chief Executive Officer, current President and Director ..........          3,500,000 (2)          49.08%
   Arison Investments Ltd./Eurocom Communications Ltd. .................            535,711 (3)           7.34%
   Level 8 Systems, Inc. ...............................................            500,000 (4)           6.56%
   Ms. Pamela Fredette,
      former President & Chief Operation Officer .......................            111,112 (5)           1.54%
   Mr. Richard D. Falcone, current Chief Financial Officer .............             37,334 (6)               *
   Ms. Lori L. Stanley, Corporate Counsel & Secretary ..................             16,667 (7)               *
   Mr. Joseph Judenberg, Senior Vice President .........................             22,500 (8)               *
   Mr. Joseph E. Imholz, Director ......................................              2,500 (9)               *
   Mr. Steven S. Mukamal, Director .....................................             27,500 (10)              *
   Mr. Reuven Battat, Director .........................................              2,500 (11)              *
   Mr. Frank T. Thoelen, former Chief Financial Officer ................              1,200 (12)              *
   All directors and executive officers as a group (9 persons) .........          3,721,313 (13)         50.89%

------------
* indicates less than 1%

(1) As used in the tables above, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed to have "beneficial ownership" of any security that such person has a right to acquire within 60 days of April 17, 2002. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership of such person but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Unless otherwise noted, each person listed has the sole power to vote, or direct the voting of, and power to dispose, or direct the disposition of, all such shares.
(2) Includes 109,822 shares owned for the benefit of Mr. BenTov's two minor children, 15,000 owned by Mr. BenTov's spouse, and 15,000 shares issuable upon exercise of currently exercisable options.
(3) Based upon a Schedule 13G, as amended, filed with the SEC by Arison Investments, Ltd., the Company believes that Arison directly beneficially owns an aggregate of 178,571 shares of Common Stock of the Company. Such
     Schedule 13G states that, as a result of Arison's ownership of 49% of the shares of Eurocom Communications Ltd. and certain agreements with the majority holder of the balance of the shares of Eurocom Communications Ltd., Arison may be deemed to beneficially own 357,140 shares of Common Stock of the Company beneficially owned by Eurocom Communications Ltd. 178,570 of the shares of Common Stock of the Company beneficially owned by Eurocom consist of shares of Common Stock issuable upon exercise of warrants that are currently exercisable.
(4) Based upon a Schedule 13G filed by Level 8 Systems, Inc., the Company believes that Level 8 beneficially owns 500,000 shares of Common Stock issuable upon exercise of warrants that are currently exercisable.
(5) Consists of 111,112 shares of Common Stock issuable upon exercise of options that are either currently exercisable or exercisable within 60 days of April 17, 2002. Ms. Fredette resigned from the Company as of February 15, 2002.
(6) Includes 35,334 shares of Common Stock issuable upon exercise of options that are either currently exercisable or exercisable within 60 days of April 17, 2002.

(7) Consists of 16,667 shares of Common Stock issuable upon exercise of options that are either currently exercisable or exercisable within 60 days of April 17, 2002.
(8) Includes 12,500 shares of Common Stock issuable upon exercise of options that are either currently exercisable or exercisable within 60 days of April 17, 2002.
(9) Consists of 2,500 shares of Common Stock issuable upon exercise of options that are currently exercisable.
(10) Consists of 2,500 shares of Common Stock issuable upon exercises of options that are currently exercisable and 25,000 shares over which Mr. Mukamal exercised investment power.
(11) Consists of 2,500 shares of Common Stock issuable upon exercise of options that are currently exercisable.
(12) Mr. Frank T. Thoelen, the former Chief Financial Officer of the Company, resigned from the Company on June 30, 2001.
(13) Includes 198,113 shares of Common Stock issuable upon exercise of options that are either currently exercisable or exercisable within 60 days of April 17, 2002.

              MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the year ended December 31, 2001, the Board of Directors met four times. Four (4) directors attended 100% of the aggregate number of meetings of the board and its committees on which they served. One (1) director attended 75% of the aggregate number of meetings of the board and its committees on which he served. One (1) director attended 67% of the aggregate number of meetings of the board and its committees on which he served before his death on September 11, 2001.

     The following are the current members and functions of the standing committees of the Board of Directors:

     Audit Committee. The Audit Committee is authorized to engage the Corporation's independent auditors and review with such auditors (i) the scope and timing of their audit services and any other services they are asked to perform, (ii) their report on the Company's financial statements following completion of their audit and (iii) the Company's policies and procedures with respect to internal accounting and financial controls. The Audit Committee is composed of Messrs. Imholz, Battat and Mukamal. Mr. Imholz is the Chairman. During the year ended December 31, 2001, the Audit Committee met four times. The members of the audit committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). The Board of Directors adopted a written charter for the Audit Committee on May 25, 2000.

     Executive Compensation Committee. The Executive Compensation Committee is authorized and empowered to approve appointments and promotions of executive officers of the Company and fix salaries for such officers; provided that all actions of the Executive Compensation Committee must be ratified by the full Board of Directors within six months of the subject action. The Executive Compensation Committee is also authorized to administer the Company's Stock Option and Award Plan. The Executive Compensation Committee is composed of Messrs. BenTov, Mukamal and Battat. Mr. Mukamal is the Chairman. During the year ended December 31, 2001, the Executive Compensation Committee met four times.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation awarded or paid to, or earned by, the Company's Chief Executive Officer, Senior Vice President and former Chief Financial Officer during the years ended December 31, 2001, 2000 and 1999, the Company's Corporate Counsel, Secretary and current Vice President of Human Resources during the years ended December 31, 2000 and 2001, and the Company's Chief Financial Officer and President (as of December 31, 2001) for the year ended December 31, 2001. No other executive officer of the Company received a total salary and bonus of $100,000 or more for such years. Accordingly, no information is reported for such persons. No options were granted in 2001 to the Company's Chief Executive Officer. Options were granted to the Company's Chief Financial Officer, the Corporate Counsel, and Senior Vice President in 2001.

                                                                                                       Compensation
                                                                 Annual Compensation                      Awards
                                                    ----------------------------------------------    -------------
                                                                                      Other             Securities
                                         Fiscal                                       Annual            Underlying
Name and Principal Position               Year      Salary($)     Bonus($)     Compensation ($)(1)     Options (#)
---------------------------               ----      ---------     --------     -------------------     -----------
Shmuel BenTov .......................     2001      $300,000           --             $4,601                  --
 Chairman, Chief Executive Officer        2000      $300,000           --             $4,456                  --
                                          1999      $250,000      $50,000             $4,043              30,000

Frank Thoelen (2) ...................     2001      $120,000           --                 --                  --
 Chief Financial Officer                  2000      $240,000           --                 --                  --
                                          1999      $200,000      $50,000                 --              15,000

Richard D. Falcone (3) ..............     2001      $182,000           --                 --              70,000
 Chief Financial Officer

Joseph Judenberg ....................     2001      $237,500           --                 --              20,000
 Senior Vice President                    2000      $250,000           --                 --                  --
                                          1999      $166,000      $33,375                 --              20,000

Lori L. Stanley .....................     2001      $150,000      $20,000                 --              35,000
 Corporate Counsel, Secretary, and        2000      $ 23,365      $10,000                 --                  --
 Vice President of Human Resources

Pamela Fredette (4) .................     2001      $148,031           --                 --             350,000
 Former President and Chief Operating
 Officer

                           Summary Compensation Table

     (1) Includes payments with respect to life insurance, car allowance and health insurance.

     (2) Mr. Frank T. Thoelen served as the Chief Financial Officer of the Company from January 1, 2001 through June 30, 2001 and resigned from the Company as of June 30, 2001. This information is based on his employment from January 1, 2001 through June 30, 2001.

     (3) Mr. Richard D. Falcone, Chief Financial Officer of the Company as of December 31, 2001, was an advisor to the Company from January 1, 2001 to March 31, 2001. On April 1, 2001, Mr. Falcone became an employee of the Company. On July 1, 2001, Mr. Falcone became the Chief Financial Officer of the Company. This information includes his total compensation from January 1, 2001 through December 31, 2001.

     (4) Ms. Pamela Fredette joined the Company on June 18, 2001 as an advisor to the Chief Executive Officer. As of October 31, 2001, she became the President and Chief Operating Officer of the Company. This information is based on her employment from June 18, 2001 through December 31, 2001.

               Options Grants In the Year Ended December 31, 2001

                                                                                                        Potential
                                                                                                       Realizable
                                                                                                    Value at Assumed
                                                                                                     Annual Rates of
                             Number of                                                                  Stock Price
                             Securities    Percent of Total                                          Appreciation for
                             Underlying     Options Granted    Exercise of                            Option Term (2)
                              Options        to Employees      Base Price        Expiration       ----------------------
Name                        Granted (#)   in Fiscal Year (1)     $/Share            Date              5%         10%
----                        -----------   ------------------     -------            ----              --         ---
Pamela Fredette ..........    100,000            13.51%          $0.34     July 19, 2011 (3)       $21,382    $ 54,187
Pamela Fredette ..........    250,000            33.78%          $0.45     October 31, 2011 (3)    $70,751    $179,296
Richard Falcone ..........     36,000             4.86%          $0.33     May 29, 2011            $ 7,471    $ 18,934
Richard Falcone ..........     34,000             4.59%          $0.30     December 15, 2011       $ 6,415    $ 16,256
Lori Stanley .............     15,000             2.03%          $0.33     May 29, 2011            $ 3,113    $  7,889
Lori Stanley .............     20,000             2.70%          $0.30     December 15, 2011       $ 3,773    $  9,562
Joseph Judenberg .........     20,000             2.70%          $0.30     December 15, 2011       $ 3,773    $  9,562

------------
(1) Based on an aggregate of 740,000 options granted to employees of the Company for the year ended December 31, 2001.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term.
(3) The assumed 5% and 10% rates of stock price appreciations are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.
(4) Ms. Fredette resigned from the Company as of February 15, 2002. Therefore, under the terms of her option agreement, any vested options will expire February 15, 2003.

                  Aggregated Option Exercises In the Year Ended
               December 31, 2001 and Fiscal Year-End Option Values

                                                                 Number of Securities
                                                                Underlying Unexercised        Value of Unexercised
                                   Shares                            Options Held            In-the-Money Options at
                                 Acquired on       Value         at December 31, 2001           December 31, 2001
Name                            Exercise (#)     Realized     Exercisable/Unexercisable     Exercisable/Unexercisable
----                            ------------     --------     -------------------------     -------------------------
Shmuel BenTov ..............         --             --               15,000/15,000                    $0/$0
Frank T. Thoelen ...........         --             --                          --                    $0/$0
Joseph Judenberg ...........         --             --               10,000/30,000                    $0/$0
Richard D. Falcone .........         --             --               23,334/46,666                    $0/$0
Lori L. Stanley ............         --             --               11,667/23,333                    $0/$0
Pamela Fredette ............         --             --             100,000/350,000                    $0/$0

     Since the initial granting of stock options by the Company in August and December of 1997, the Company's stock price has fluctuated, and the Company's stock has been trading at a price below the stock price as of the Company's initial public offering on August 8, 1997. Only one employee has exercised his options as of December 31, 2001, despite the fact that a significant number of employee options had vested.

Director Compensation

     All of the outside directors of the Company are compensated for their services provided as a director. Each outside director is paid $4,000 a year and all reasonable expenses relating to the business of the Company are paid by the Company. In addition, each outside director was awarded 1,000 stock options in 1997, 1,000 stock options in 1998, 1,500 stock options in 1999 and no stock options were granted to directors in 2000 and 2001.

Employment Agreements

     On August 7, 1997, the Company and Shmuel BenTov entered into a two-year employment agreement providing for his employment as the Company's Chairman of the Board, President and Chief Executive Officer with an annual base salary of $250,000. Mr. BenTov and the Company agreed during the two-year term of his employment agreement not to (i) increase Mr. BenTov's compensation (including base salary and bonus) or (ii) otherwise amend the terms of Mr. BenTov's employment agreement. The employment agreement provides that in the event of termination: (i) without cause, Mr. BenTov will receive a lump sum severance allowance in an amount equal to 2.00 times his then annual base salary; (ii) as a result of the disability or incapacity of Mr. BenTov, Mr. BenTov will be entitled to receive his then annual base salary during the two years following the termination notice; and (iii) as a result of the death of Mr. BenTov, Mr. BenTov's estate will be entitled to receive a lump sum payment equal to his then annual base salary. The agreement includes a two-year non-compete covenant commencing on the termination of employment. In August 1999, a new employment agreement was entered into by the Company and Mr. BenTov. This agreement expired on December 31, 2001. The agreement has essentially identical items to the prior employment agreement, with the exception of an increase in Mr. BenTov's annual salary to $300,000. In January, 2002, a new employment agreement was entered into by the Company and Mr. BenTov. This agreement expires on December 31, 2004. The agreement has essentially identical items to the prior employment agreements.

     Effective June 30, 1997, the Company and Frank Thoelen entered into a three-year employment agreement providing for his employment as the Company's Chief Financial Officer at an initial base salary of $150,000. The employment agreement provides that in the event of termination due to a change of control or without cause, Mr. Thoelen will receive a lump sum severance allowance in an amount equal to his then annual base salary. The agreement includes a one-year non-compete covenant commencing on the termination of employment. Pursuant to the employment agreement, Mr. Thoelen received a one-time signing bonus of $25,000 and five-year options to purchase an aggregate 50,000 shares of Common Stock at $12.00 per share, 20,000 of which options vest after one year and 30,000 of which vest ratably over the following three years. The options expire in five years. The purchase price of all 50,000 options was changed to $7.50 per share (the market price of the Company's Common Stock as of the close of business on October 15, 1998) pursuant to resolutions of the Company's Board of Directors. Mr. Thoelen's employment agreement expired June 30, 2001 and was not renewed by the Company.

     Effective September 11, 2001, the Company and Richard D. Falcone entered into an employment agreement providing for his employment as the Company's Chief Financial Officer at an initial base salary of $200,000. The employment agreement provides that in the event of termination without cause, Mr. Falcone will receive a severance allowance in an amount equal to three months of his then annual base salary. The agreement also provides that in the event of termination due to a change of control, Mr. Falcone will receive a severance allowance in an amount equal to six months of his then annual base salary. The agreement includes a one-year non-compete covenant commencing on the termination of employment. Pursuant to the employment agreement, Mr. Falcone received the option to purchase an aggregate of 36,000 shares of Common Stock at $.33 per share. The options expire in ten years from the date of grant. Mr. Falcone's employment agreement expires on September 11, 2002.

     Effective November 6, 2000, the Company and Lori L. Stanley entered into an employment agreement providing for her employment as the Company's Corporate Counsel at an initial base salary of $150,000 and a first year bonus of $20,000. The employment agreement provides that in the event of termination due to a change of control or without cause, Ms. Stanley will receive a severance allowance in an amount equal to three months of her then current annual base salary.

     Effective October 31, 2001, the Company and Pamela Fredette entered into a three-year employment agreement providing for her employment as the Company's President and Chief Operating Officer at an initial base salary of $275,000. The employment agreement provides that in the event of termination without cause, Ms. Fredette will receive a severance allowance in an amount equal to one year of her initial base salary. The employment agreement provides that in the event of termination by employee for material breach by the Company or for good reason, Ms. Fredette will receive a severance allowance in an amount equal to one year of her initial base salary. This agreement includes a one-year non-compete covenant commencing on the termination of employment with certain exceptions. Ms. Fredette resigned as the President and Chief Operating Officer of the Company on February 15, 2002.

Compensation Committee Interlocks and Insider Participating

     Shmuel BenTov, Chairman of the Board and Chief Executive Officer of TACT, served as a member of the Executive Compensation Committee during 2001. No other interlocks or insider participation required to be disclosed under this caption occurred during 2001.

Report of the Executive Compensation Committee of the Board of Directors

     The Executive Compensation Committee of the Board of Directors has responsibility for establishing and monitoring compensation programs of the Company's executive officers, which include the Company's Chief Executive Officer, President, Chief Financial Officer and Corporate Counsel. The Executive Compensation Committee is composed of Shmuel BenTov, Reuven Battat and Steven S. Mukamal. Compensation arrangements for the Company's executive officers are usually negotiated on an individual basis between the Chief Executive Officer and each executive. Compensation arrangements for the Company's Chief Executive Officer are negotiated between the other members of the Board of Directors and Mr. BenTov. Although these arrangements are, by and large, subjective, objective measurements such as industry comparisons, compensation history and other significant factors were also taken into account. From the Company's point of view, these compensation arrangements are invariably designed to attract talented executives to a challenging and demanding environment and to retain such executives for the long-term benefit of the Company. In furtherance of such goals and to provide incentives to enhance stockholder value, the Company's compensation arrangements with its executive officers often provide for equity participation in the Company. The Company believes the interests of its shareholders are well served if part of the compensation of the Company's executives is tied to the performance of the Company.

     The compensation packages of the Chief Executive Officer, President, Chief Financial Officer and Corporate Counsel are set forth in employment agreements with the Company. See "Employment Agreements." The Company's executive officers are entitled to participate in a bonus program that is administered by the non-employee directors of the Executive Compensation Committee.

     In determining bonus compensation, the Executive Compensation Committee seeks to create a direct link between the bonus payable to each executive officer and the financial performance of the Company as a whole. Factors which may be considered in determining the amount of individual bonus awards include earnings per share targets and individual performance compared to predetermined strategic, financial and operational objectives. For the year ended December 31, 2001, no cash bonuses were paid to the Chief Executive Officer or the Chief Financial Officer. A cash bonus of $20,000 was paid to the Corporate Counsel. For the year ending December 31, 2002, the Chief Executive Officer may be entitled to receive a cash bonus not to exceed one percent of the Company's total revenues for the year subject to approval by the non-employee directors of the Executive Compensation Committee and further subject to the Company meeting certain financial performance criteria.


                                        The Executive Compensation Committee:
                                        Shmuel BenTov
                                        Reuven Battat
                                        Steven S. Mukamal

Performance Graph

     The following graph depicts the performance of $100 invested on August 8, 1997 (the date of the Company's initial public offering), in the Company's Common Stock on (i) a Peer Index of selected Information Technology and e-Services companies and (ii) the Nasdaq[RegTM] Major Market Computer and Data Processing Services Index. The comparison assumes reinvestment of all dividends on a quarterly basis for the years ended December 31, 1997, 1998, 1999, 2000, and 2001.

                           The A Consulting Team Inc.
                             Stock Price Performance
                 August 8, 1997 [Inception] -- December 31, 2001

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                  The A Consulting Team Inc.   Peer Group         Market Index
----------------------------------------------------------------------------------
     Date         Investment Value             Investment Value   Investment Value
----------------------------------------------------------------------------------
   8/08/1997      $100.000                     $100.000           $100.000
   9/30/1997      $ 96.970                     $ 98.273           $105.500
  12/31/1997      $ 89.901                     $121.393           $ 98.400
   3/31/1998      $ 94.953                     $164.721           $115.143
   6/30/1998      $ 85.857                     $163.585           $118.962
   9/30/1998      $ 76.771                     $107.848           $115.101
  12/31/1998      $ 56.563                     $139.456           $137.931
   3/31/1999      $ 56.563                     $ 95.941           $154.958
   6/30/1999      $ 64.650                     $105.909           $169.233
   9/30/1999      $ 38.381                     $129.775           $173.136
  12/31/1999      $ 40.407                     $324.764           $256.682
   3/31/2000      $ 80.805                     $222.822           $288.543
   6/30/2000      $ 61.867                     $237.126           $250.362
   9/30/2000      $ 52.529                     $179.772           $231.952
  12/31/2000      $  9.348                     $ 64.297           $156.129
   3/31/2001      $  8.330                     $ 56.322           $116.398
   6/30/2001      $  3.636                     $ 79.399           $136.802
   9/30/2001      $  3.636                     $ 45.904           $ 94.971
  12/31/2001      $  2.347                     $ 69.741           $123.678
   3/31/2002      $  4.849                     $ 54.793           $117.126

            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     None.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has a line of credit of $4.0 million, with $1.9 million outstanding at December 31, 2001. The Company's Chief Executive Officer has guaranteed $1 million of the line of credit. The line of credit bears interest at a variable rate based on prime plus 2%. The rate was 6.75% at December 31, 2001.

                             ACCOUNTANTS' ATTENDANCE

     Representatives of Ernst & Young LLP, the Company's principal accountants for the current fiscal year most recently completed fiscal year, are expected to be present at the Annual Meeting. If such representatives are present at the Annual Meeting, they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the

Company. Directors, officers and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file.

     TO THE COMPANY'S KNOWLEDGE, BASED SOLELY ON A REVIEW OF SUCH FORMS RECEIVED BY IT AND REPRESENTATIONS BY PERSONS THAT WOULD BE REQUIRED TO FILE SUCH FORMS, DURING THE FISCAL YEAR ENDED DECEMBER 31, 2001, ALL SECTION 16(a) FILING REQUIREMENTS APPLICABLE TO ITS OFFICERS, DIRECTORS AND GREATER THAN TEN PERCENT BENEFICIAL OWNERS WERE COMPLIED WITH, EXCEPT AS FOLLOWS:

     Shmuel BenTov, the Chairman and Chief Executive Officer of the Company, reported an aggregate of two transactions by himself, and his two minor children (for whom he acts as custodian) late on a Form 5 filed on January 17, 2002.

     Richard D. Falcone, the Chief Financial Officer of the Company, reported his Form 3 holdings and a Form 4 transaction late on a Form 5 filed on March 29, 2002.

     Lori L. Stanley, the Corporate Counsel, Secretary and Vice President of Human Resources of the Company, reported her Form 3 holdings and two Form 4 transactions late on a Form 5 filed on March 29, 2002.

     Pamela Fredette was appointed President of the Company in October 2001. Ms. Fredette did not file a Form 3 regarding her holdings as an executive officer of the Company. Ms. Fredette resigned as President of the Company in February 2002.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company at the address appearing on the first page of this proxy statement by December 31, 2002 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

     Shareholders who intend to present a proposal at the 2003 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than March 17, 2003.

                                 OTHER BUSINESS

     The Board of Directors of the Company is not aware of any other matters to come before the Annual Meeting. If any other matter should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

     A COPY OF THE 2001 ANNUAL REPORT TO STOCKHOLDERS ACCOMPANIES THIS PROXY STATEMENT. A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 2001, INCLUDING EXHIBITS, CONTAINING INFORMATION ON OPERATIONS AND THE COMPANY'S FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON WRITTEN REQUEST WITHOUT CHARGE FOR REQUESTORS WHO INCLUDE IN THEIR WRITTEN REQUEST A GOOD FAITH REPRESENTATION THAT, AS OF APRIL 17, 2002, SUCH REQUESTOR WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK. PLEASE WRITE TO:

                           THE A CONSULTING TEAM, INC.
                                 77 BRANT AVENUE
                                 CLARK, NJ 07066
                      ATTENTION: LORI L. STANLEY, SECRETARY

          Copies may also be obtained without charge through the SEC's
                             World Wide Web site at
                               http://www.sec.gov.

                                 EXHIBIT INDEX

Exhibit   Name
-------   ----
  A       The Company's Annual Report for the fiscal year ended December 31,
          2001

                                    EXHIBIT A

                           The Company's Annual Report
                   for the fiscal year ended December 31, 2001

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 and 2.

                                                                 Please mark
                                                               your votes as
                                                                indicated in |X|
                                                                this example

                                                FOR
                                        all nominees listed   WITHHOLD AUTHORITY
                                      to the left (except as    to vote for all
1.  Election of Directors Nominees:        marked to the        nominees listed
    01   Shmuel BenTov                    contrary below)         to the left
    02   Steven S. Mukamal                      |_|                   |_|
    03   Reuven Battat
    04   Robert E. Duncan

Instruction: To withhold authority to vote for any nominee, write his name in the space provided

--------------------------------------------------------------------------------


                                                      FOR   AGAINST   ABSTAIN
2.   To ratify the appointment of Ernst & Young LLP   |_|     |_|       |_|
     as the independent public accountants of the Company for the fiscal year ending December
     31, 2002.

3. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

Signature                           Signature                   Date
         ---------------------------         -------------------    ------------

NOTE: Please sign exactly as the name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                          THE A CONSULTING TEAM, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, hereby appoints Richard D. Falcone, Chief Financial Officer, and Lori L. Stanley, Corporate Counsel, of The A Consulting Team, Inc., a New York corporation (the "Company") as proxy for the undersigned, with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of common stock, $0.01 par value per share, of the Company that the undersigned is entitled to vote at the 2002 Annual Meeting of Shareholders of the Company, to be held on May 23, 2002, at 10:00 a.m. (local time), at the offices of The A Consulting Team, Inc., 200 Park Avenue South, Suite 1511, New York, New York 10003 and at any adjournments or postponements thereof, in accordance with the directions as follows with respect to the following matters:

     This proxy, when properly executed, will be voted in the manner directed herein or, if no direction is given, this proxy will be voted for the election of the nominees named below and for proposal 2.

                                See Reverse Side


--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\